Exhibit 10.3
FIRST AMENDMENT TO
AMENDED AND RESTATED PARTICIPATION AGREEMENT
UNDER THE TD BANKNORTH, INC. 2005 PERFORMANCE
BASED RESTRICTED SHARE UNIT PLAN
     First Amendment, dated as of January 31, 2006 (the “Amendment”), to the Amended and Restated Participation Agreement, dated as of May 24, 2005 (the “Participation Agreement”), under the TD Banknorth, Inc. 2005 Performance Based Restricted Share Unit Plan (the “RSU Plan”), between TD Banknorth Inc. (the “Company”) and Andrew W. Greene (the “Executive”). Capitalized terms which are not defined herein shall have the same meaning as set forth in the RSU Plan.
W I T N E S S E T H:
     WHEREAS, on March 1, 2005 the Company and the Executive entered into the Participation Agreement, which evidences the grant to the Executive of 49,044 Units, with an initial value of $2,000,000, subject to the terms of the RSU Plan and the Participation Agreement;
     WHEREAS, the Participation Agreement was previously amended and restated as of May 24, 2005; and
     WHEREAS, the Company and the Executive desire to amend the Participation Agreement and the Plan as it relates to the Executive;
     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and such other consideration the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:
     Section 1. Redemption Value. Notwithstanding the terms of the Participation Agreement or the RSU Plan, the Company and the Executive agree that the Redemption Value of the Units subject to the Participation Agreement shall be $2,100,000 and that the Company shall pay such Redemption Value to the Executive, subject to the Executive’s continued compliance with Sections 9(a), 9(b) and 10 of the Retention Agreement, dated as of August 24, 2005, between the Company and the Executive, as amended as of the date hereof, on March 1, 2008.
     Section 2. Effectiveness. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Participation Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.
     Section 3. Governing Law. This Amendment and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of Maine.

     Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.
     IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment as of the day and year first above written.

TD BANKNORTH INC.

Attest:

/s/ Carol L. Mitchell		By:	/s/ William J. Ryan

Name:	Carol L. Mitchell		Name:	William J. Ryan
Title:	Senior Executive Vice President,		Title:	Chairman, President
	General Counsel and Secretary			and Chief Executive Officer

Attest:
/s/ Carol L. Mitchell			/s/ Andrew W. Greene

Name:	Carol L. Mitchell		Andrew W. Greene

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